Exhibit 10.8

ESQUIRE FINANCIAL HOLDINGS, INC.

2011 STOCK COMPENSATION PLAN

Section 1. Name and Purpose

This is the Esquire Financial Holdings, Inc. 2011 Stock Compensation Plan (the “Plan”). The Plan provides for the grant of equity-based Awards to officers, key employees, consultants and directors of Esquire Financial Holdings, Inc. (the “Company”) and its subsidiaries. The purpose of the Plan is to encourage those individuals who receive Awards under the Plan to acquire and maintain an equity interest in the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

Section 2. Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	Award means any grant of Options, Restricted Stock or Restricted Stock Units to an Employee, Director or Consultant under this Plan.

(b)	Award Agreement means a written agreement, which may be issued at the discretion of the Committee, evidencing an Award granted under the Plan entered into between the Company and the Holder of the Award, whether such Holder is an original Grantee or a Permitted Transferee of the Award.

(c)	Beneficiary means the person or persons designated by a Holder to receive in the event of such Holder’s death any Award previously granted under the Plan then held by such Holder. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Holder’s surviving spouse, if any, or if none, the estate of such Holder.

(d)	Board means the Board of Directors of the Company.

(e)	Change in Control of the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Company within the meaning of the Home Owners’ Loan Act, as amended (“HOLA”), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company

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representing 50% or more of the combined voting power of Company’s outstanding securities; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) the consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the holders of voting equity securities of the Company immediately prior to such transaction will not hold more than 50% of the voting equity securities of the surviving corporation in such transaction; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, which receives the necessary stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 50% or more of the voting securities of the Company and the shareholders owning beneficially or of record 50% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

(f)	Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(g)	Committee means the Compensation Committee of the Board or any successor committee charged by the Board with the administration of the Plan, or if there is not such committee, the Board.

(h)	Consultant means any natural person who (i) is not an Employee and (ii) is rendering bona fide consulting, advisory, marketing or similar services to the Company or its Subsidiaries; provided, however such bona fide services may not, directly or indirectly, involve the offer or sale of Stock on behalf of the Company or the rendering of other services involving obtaining, maintaining or disposing of capital funds of the Company or its Subsidiaries.

(i)	Director means any duly elected or appointed member of the Board or any duly elected or appointed member of the board of directors of any Subsidiary.

(j)	Disability shall be (i) as defined under the terms of the Company’s principal long-term disability plan in effect at such time or (ii) if no such plan then exists, the inability of the Grantee to perform his duties to the Company with reasonable accommodation, for 120 consecutive days or for at least 180 days during any

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twelve month period, due to illness, injury or a physical or medically recognized mental condition, as determined in accordance with the following procedures. The procedures for determining long-term disability under subsection (ii) above shall be as follows: A medical doctor must determine such long-term disability and such determination shall be binding on both parties. The medical doctor shall be selected by agreement of the Company and the Grantee, acting in good faith, upon the request of either party by notice to the other. Grantee must submit to a reasonable number of examinations by the medical doctor making the determination of disability, and to other specialists designated by such medical doctor, and Grantee must disclosure and release to the Company such determination and all supporting medical records.

(k)	Employee means any salaried employee (including any officer and any Director who is also an employee) of the Company or any Subsidiary.

(l)	Exchange means any national stock market or exchange.

(m)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(n)	Exercise Price of an Option means that price fixed by the Committee upon grant of an Option as the purchase price per share of Stock that must be paid by the Holder of the Option upon exercise thereof, as the same may be adjusted under Section 11 of the Plan.

(o)	Fair Value of the Stock as of any date means, (i) if the closing price of the Stock is not then being reported by any Exchange, the fair value of the Stock on such date as determined by the Committee or as determined in a manner or pursuant to procedures approved by the Committee or, (ii) if the closing price of the Stock is then being reported by any Exchange, the closing price per share of the Stock as is reported on such Exchange for the last full trading day prior to such date.

(p)	Grant Date of an Award means the actual date on which an Award is granted under the Plan pursuant to corporate action taken by a party authorized to make such grant.

(q)	Grantee of an Award means the eligible individual who was initially granted the Award.

(r)	Holder means that individual who possesses the ownership interest in an Award at a given time, whether such individual is the original Grantee of the Award or a Permitted Transferee.

(s)	Option means a right granted under the Plan to purchase a designated number of shares of Stock at a designated Exercise Price during a specified period of time, and subject to certain other conditions specified in the grant or under the Plan.

(t)	Nonqualified Stock Option or NQSO means an Option that is not intended to qualify as an incentive stock option under Section 422 of the Code.

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(u)	Permitted Transferee means any person to whom an Award has been transferred in accordance with the terms of the Plan, such Award and applicable law.

(v)	Restricted Stock means shares of Stock awarded under the Plan that are subject to forfeiture prior to the Vesting Date or Dates for such shares, as provided in the Plan and the Award for such shares.

(w)	Restricted Stock Units means rights to receive shares of Stock awarded under the Plan that are subject to forfeiture prior to the Vesting Date or Dates for such rights, as provided under the Plan and the Award for such rights.

(x)	Retirement shall mean termination of employment after attainment of age 65 (other than a termination for cause) or discontinuance of service as a Director following attainment of age 75 (unless otherwise provided in an Award Agreement).

(y)	Stock means the Common Stock of the Company.

(z)	Subsidiary means any corporation, partnership, limited liability company, joint venture or other entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests.

(aa)	Taxable Event means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company or any Subsidiary.

(bb)	Termination for Cause means, (i) for any Employee serving under an employment agreement that contains a provision for termination of the employment of such Employee for “cause,” termination of the employment of such Employee for “cause” pursuant to such provision, and (ii) for any other individual employed by or rendering services to the Company or any Subsidiary, termination by the Company or Subsidiary of the employment or service of such individual, because of the employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Company’s or any Subsidiary’s Code of Ethics, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company or any Subsidiary, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

(cc)	Termination Event means the separation from service of the Grantee, as defined in the regulations under Section 409A of the Code, with the Company and its Subsidiaries. Generally, for purposes of Section 409A, a separation from service means a decrease in the performance of services to no more than 20% of the

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average for the preceding 36-month period, disregarding leaves of absence of up to six (6) months where there is a reasonable expectation Grantee will return.

(dd)	Vesting Date means, for shares subject to an Option, the first date on which the right to purchase such shares under the Option may be exercised by the Holder thereof, or, for Restricted Stock or Restricted Stock Units, the date on which such Restricted Stock or Restricted Stock Units cease to be forfeitable by the Holder thereof.

(ee)	Incentive Stock Option means an Option granted by the Committee that is designated as an Incentive Stock Option pursuant to Section 422 of the Code.

Section 3. Administration

(a)          All grants of Awards under the Plan must be made (or approved, prior to the issuance thereof) by the Committee acting in its sole discretion. Notwithstanding the foregoing and only to the extent permitted by applicable law, the Committee in its discretion may delegate to the President and Chief Executive Officer of the Company or other appropriate officers of the Company the authority to grant Awards under the Plan (and to determine the types of Awards and the number of shares of stock subject to any Award granted) and to make other determinations under the Plan with respect and only with respect to eligible recipients or Holders of Awards who are not Directors or executive officers of the Company or its Subsidiaries, notwithstanding the fact that such delegatees may themselves be persons eligible to receive Awards under the Plan, provided that no such delegatee may make any determinations regarding the grant of Awards to such delegatee.

(b)          In addition to the requirements set forth above, in the event that grants of any Awards under the Plan may be subject to Section 16 of the Exchange Act, all such grants must:

(i)           be approved by the full Board or by the Committee; or

(ii)          be approved, or ratified, in compliance with Section 14 of the Exchange Act, by (i) the affirmative vote of the holders of a majority of the voting securities present, or represented and entitled to vote, at a meeting of the Company’s shareholders duly held in accordance with the laws of the state in which the Company is incorporated; or (ii) the written consent of the holders of a majority of the voting securities of the Company entitled to vote at such a meeting, provided that any such ratification occurs no later than the date of the next annual meeting of shareholders following such grant; or

(iii)         result in the acquisition of an Award that is held by the recipient for a period of at least six (6) months following the date of grant.

(c)          The Plan will be administered by the Committee. The determinations of the Committee regarding the Plan shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan. All determinations made or actions taken by the Committee or its delegatees relating to Plan Awards and the interpretation of the Plan shall be final, binding and conclusive for all purposes

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and upon all persons. Any action under the Plan that is required to or that may be undertaken by the Committee may be undertaken by the Board, and in such event references to the Committee in this Plan shall include the Board.

Section 4. Shares Authorized for Awards

(a)          The maximum number of shares available for Awards under the Plan is 455,000 shares of Stock, subject to adjustment as provided in Section 11 hereof (relating to adjustment for certain changes in outstanding shares of Stock not involving payment of a consideration to the Company), as follows:

(i)	140,000 shares upon shareholder approval of the Plan;
(ii)	Up to 15,000 shares issuable upon the exercise of the Warrants to purchase Stock that are outstanding on the date of shareholder approval of the Plan (20% of the shares issued upon such exercise of the Warrants);
(iii)	Up to 100,000 shares issuable upon the conversion of the 8% Non-Cumulative Convertible Preferred Stock, Series A, par value $0.01 per share (“Preferred Stock”), that are outstanding on the date of shareholder approval of the Plan (20% of the shares of Stock issuable upon conversion of the Preferred Stock);
(iv)	Up to 200,000 shares upon the issuance of additional shares of common stock by the Company in a private placement conducted within 12 months of shareholder approval of the Plan (20% of the shares to be issued in the private placement).

(b)          The maximum number of shares thus reserved for issuance shall be adjusted from time to time pursuant to Section 11 of the Plan.

(c)          Shares of Stock underlying outstanding Options and Restricted Stock Units and outstanding shares of unvested Restricted Stock will be counted against the Plan maximum while such Awards are outstanding. Upon termination of outstanding and unexercised Options and upon forfeiture of outstanding Restricted Stock or Restricted Stock Units, the shares of Stock underlying such unexercised Options and/or forfeited Awards shall be returned to the Plan and be available for future grants of Awards hereunder. In addition, if the Holder of an Option granted under the Plan exercises such Option by surrendering to the Company shares of Stock previously owned by the Holder (or, in lieu of an actual surrender, by a deemed surrender of such shares), the number of shares of Stock surrendered or deemed surrendered by such Holder shall be returned to the Plan and be available for future grants of Awards hereunder. Similarly, if the Holder of any Award granted under the Plan surrenders such Award to the Company in exchange and substitution for a subsequent Award or any other payment or distribution of assets, the shares underlying the surrendered Award shall be returned to the Plan and be available for future grants of Awards hereunder.

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Section 5. Eligible Grantees

(a)          Any Employee will be eligible to receive one or more Awards under the Plan. The Committee shall consider such factors as it deems pertinent in selecting Employees to receive Awards and determining the type and amount of their respective Awards.

(b)          The Committee in its discretion may grant one or more Awards to any Consultant or provider of other services to the Company or a Subsidiary, including to an individual who is also a Director to the extent such individual is providing consulting or other services in addition to his or her services as a Director.

(c)          The Committee in its discretion may grant one or more Awards to Directors in consideration for their service as Director, in addition to such Awards they may receive as Employees, Consultants or other service providers.

(d)          The grant of an Award to any eligible individual in any year shall not entitle such individual to receive an Award in any other year or any other individual to receive an Award in such year or any other year.

Section 6. Types of Awards

The following types of Awards may be granted under the Plan: Nonqualified Stock Options (NQSOs), Incentive Stock Options, Restricted Stock and Restricted Stock Units. Awards may be granted in any proportion to each other. In addition, Awards may be made under this Plan in payment of bonuses awarded under any other incentive compensation or bonus plan of the Company or any Subsidiary. Except as specified otherwise in the Plan and subject to applicable law, the Committee shall have complete discretion, in determining the type and number of Awards to be granted to eligible individuals and the terms and conditions of Awards, which terms and conditions need not be uniform as among different Grantees of Awards or different Awards of the same general type. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its shareholders and consistent with applicable law, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted under the Plan, provided that (i) no such discretionary modification or waiver shall give the Holder of any other Award granted under the Plan any right to a similar modification or waiver, (ii) no such discretionary modification or waiver of an Award shall involve a change in the number of shares subject to the Award or, if the Award is an Option, a change in the Exercise Price thereof, and (iii) no such discretionary modification or waiver that is adverse or arguably adverse to the interests of the Holder of the Award shall be effective unless and until the Holder consents thereto in writing. In connection with any Award, the Committee may grant a tax gross-up right to the Holder of an Award to reimburse the Holder with the taxes that may be due and payable under Section 280G of the Internal Revenue Code of 1986, as amended, as a result of the vesting of any Award upon the occurrence of a Change in Control.

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Section 7. Notice of Award

As soon as practicable after the grant of an Award, the Company shall notify the Grantee regarding the Award, including the type of the Award, the number of shares to which it relates, and the key terms and conditions of the Award. The Company, at its discretion, may require the execution of an Award Agreement by the Grantee, which also shall be duly executed by and on behalf of the Company by an authorized officer thereof or a member of the Committee. If an Award granted under the Plan for which there is an Award Agreement is eligible for transfer and proposed to be transferred to a Permitted Transferee, no such transfer shall be or become effective until and unless the Permitted Transferee shall have duly executed and returned to the Company an Award Agreement in a form acceptable to the Company.

Section 8. Stock Options

(a)          Awards authorized for grant under the Plan include Nonqualified Stock Options, that is, Options that are not intended to qualify as “incentive stock options” under Section 422 of the Code, and Incentive Options, that is Options intended to qualify as “incentive stock options” under Section 422 of the Code.   Such Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, one hundred percent (100%) of the Fair Value of the Stock as of the Date of Grant.  Under no circumstances may the Exercise Price per share of Stock under any Option granted under any section of the Plan be less than the Fair Value of the Stock on the Date of Grant.   Notwithstanding the foregoing, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Exercise Price of each Incentive Stock Option granted to such Employee shall not be less than 110% of the Fair Value of the Stock on the date the Incentive Stock Option is granted. Any Option granted under this Plan that is not designated as an Incentive Stock Option, at the time of grant, shall be a Nonqualified Stock Option.

(b)          The Committee shall establish upon grant of an Option the period of time during which such Option may be exercisable by the Holder, provided that no Option will continue to be exercisable, in whole or in part, later than ten years after the Date of Grant.  Subject to this limitation, the Committee may provide that full exercisability of the Option will be phased in and/or phased out over some designated period of time, or subject to such other measure as determined by the Committee.  The Committee also may provide at any time that exercisability of an Option is or will be accelerated, to the extent such Option is not already then exercisable, for such reasons and as of such times, including, if appropriate, upon the occurrence of such event or events (e.g., the Retirement of the Grantee or a Change in Control of the Company), as the Committee may specify.  Notwithstanding the foregoing, the Committee may specify, upon grant of an Option or subsequently, that exercisability of such Option will continue for some designated period of time after a Termination Event, which may vary depending upon the particular type of Termination Event.  The maximum period of time for exercise of an Option

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after a Termination Event (which shall be the applicable period of time of exercisability after a Termination Event for each Option granted under the Plan if the Committee does not specify otherwise) is as follows:  (i) if the Termination Event is not the death, Disability or Retirement of the Grantee, exercisability will continue for 3 months after the date of termination; (ii) if the Termination Event is the Disability or Retirement of the Grantee, exercisability will continue for 12 months after the date of termination (unless the Grantee dies within such 12-month period, in which event exercisability will continue until the later of the date 3 months after the date of death or the last day of such 12-month period); and (iii) if the Termination Event is the death of the Grantee, exercisability will extend until the date one (1) year after the date of death, provided that during any such period of exercisability following a Termination Event, the Option may be exercised only to the extent such Option was exercisable at the time of such Termination Event.  Notwithstanding the preceding sentence, in no event may any Option granted under the Plan be exercised after the tenth anniversary of the Date of Grant.  Notwithstanding the foregoing, no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of Retirement or termination of employment following a Change in Control; and, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Option Holder, the Option Holder’s death must have occurred while employed or within three (3) months of termination of employment.

(c)          Upon exercise of a Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee has so authorized (and subject to any conditions imposed by the Committee) and if the Holder of the Option so elects, in whole or in part by surrender to the Company of shares of Stock then owned by the Holder.  Any Holder-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Value of the Stock on the date of exercise.  Upon such exercise, the Company shall issue the shares as to which an Option has been exercised to the Holder of the Option or the designee of such Holder, evidenced by book entry or electronic delivery or delivery of a duly executed stock certificate, and subject to withholding of a portion of such shares in payment of withholding and other taxes as may be provided under Section 13. If so provided by the Committee upon the grant of such Option, the shares of Stock issuable upon exercise thereof may be subject to certain restrictions upon their subsequent transfer or sale.  In the event the Exercise Price is to be paid in full or in part by the Holder by surrender of shares of Holder-owned Stock, in lieu of actual surrender of shares of Stock by the Holder, the Company may waive such surrender (under circumstances in which such waiver is consistent with the purposes and functioning of the Plan) and deem such shares to have been surrendered, and thereafter issue to the Holder or a designee of such Holder a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which absent such waiver would have been surrendered by the Holder to the Company upon such exercise, subject to withholding of a portion of such shares in payment of withholding and other taxes as may be provided under Section 13.

(d)          Notwithstanding the above, and subject to adjustment pursuant to Section 11 of the Plan, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any employee shall be 150,000.  To the extent required by Section 422 of the Code, the aggregate Fair Value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by an

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Employee during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. If any Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution, and is exercisable during his lifetime only by the Employee to which it is granted or the recipient under the domestic relations order. If an Option granted that is intended to be an Incentive Stock Option hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Qualified Stock Option.

(e)          The Committee may require reasonable advance notice of exercise of an Option, normally not to exceed three calendar days, and may condition exercise of such Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

(f)          Under no circumstances may the Committee make or approve “reload” grants of Options under the Plan; that is, the Committee may not grant one or more Options to any person under the Plan if the timing of such grant or the number of shares of Stock subject thereto is contingent upon or related to the coincident exercise by such person in a stock-for-stock exercise of one or more outstanding stock options previously granted to such person under the Plan or any other stock plans of the Company or any predecessor or successor of the Company.  In addition, the Committee may not “reprice” any Option previously granted under the Plan to a lower exercise price, or cancel any such outstanding Option and, incident to such cancellation, regrant to the former Holder thereof one or more new Options relating to the same or a similar number of shares of Stock at a lower Exercise Price, regardless of any negative developments in the market price of the Stock since the Date of Grant of the outstanding Option.

(g)          Unless otherwise provided to the contrary in the Award Agreement, each Option granted hereunder shall accelerate and become exercisable upon the death, Disability or Retirement of an Employee or Director, or upon a Change in Control of the Company.

(h)          In the event of a Termination for Cause, all Options granted under this Plan that are not exercised or vested shall expire and be forfeited.

Section 9. Restricted Stock; Restricted Stock Units

(a)          An Award of Restricted Stock shall consist of a designated number of shares of Stock, which shares will be subject to forfeiture by the Holder back to the Company if the Grantee of the Award ceases to be employed by or to render qualifying services to the Company or its Subsidiaries prior to the Vesting Date for such shares under the Award, or may be forfeited upon the failure to achieve other measures (e.g., performance measures), as established by the

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Committee upon grant. Restricted Stock may be granted at no cost to Grantees, or, if subject to a purchase price, such price shall not be less than the par value of the Stock subject thereto and may be payable by the Grantee to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate. The Committee may provide upon the grant of Restricted Stock that any shares of Stock that may be purchased by the Grantee in cash and are subsequently forfeited by the Grantee prior to the Vesting Date shall be reacquired by the Company at the purchase price originally paid therefor by the Grantee.

(b)          An Award of Restricted Stock Units shall consist of rights to receive a designated number of shares of Stock, which rights will be subject to forfeiture by the Holder back to the Company if the grantee ceases to be employed by or to render qualifying services to the Company or its Subsidiaries prior to the Vesting Date for such rights under the Award, or may be forfeited upon the failure to achieve other measures (e.g., performance measures), as established by the Committee upon grant. Restricted Stock Units shall be granted at no cost to Grantees.

(c)          The Committee shall determine, in connection with an Award of Restricted Stock or Restricted Stock Units, the Vesting Date or Dates for the shares or rights subject to the Award, or other vesting conditions (including performance measures) of the Award. The Committee may provide upon grant that different numbers or portions of the shares or rights subject to the Award shall have different Vesting Dates. Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement, the vesting period for an Award of Restricted Stock shall be three years with respect to a Director, and five years with respect to an Employee.

(d)          In connection with any Award of Restricted Stock Units, the Committee shall specify the date(s) or occurrence(s) on or following the Vesting Date or Dates for the Award upon which the shares of Stock subject to the Award will be delivered to the Holder thereof, assuming the Award has vested on or prior to such date(s) or occurrence(s).

(e)          In connection with any Award of Restricted Stock, the Committee may determine that some or all of the shares subject thereto shall, for some period of time after the Vesting Date or Dates, continue to be subject to certain restrictions upon the transfer or sale thereof, although not to forfeiture.

(f)          Shares subject to an Award of Restricted Stock may be registered, between the Date of Grant and the Vesting Date for such shares, in the name of the Company or its agent, or their nominees, and certificates for such shares, if the same are certificated, shall be held by the Company or its agent. On or as soon as practicable after the Vesting Date, such shares shall be re-registered in the name of the Grantee and certificates for such shares, if the same are certificated, shall be delivered to the Grantee.

(g)          Unless the Committee so specifies to the contrary upon grant, the Holder of an Award of Restricted Stock shall be entitled to receive from the Company, after the Date of Grant and until the Vesting Date or Dates for the shares subject thereto, dividends, distributions or other payments in cash or kind with respect to such shares equal or comparable in financial value to the dividends, distributions or other payments that would have been received by the Holder of the Award had the Holder held such shares free and clear of any restrictions during such period,

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and the Holder shall not be required to return any such dividends, distributions or payments to the Company in the event of forfeiture of any such shares prior to the vesting thereof; provided that any such dividends, distributions or payments payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the Award itself.

(h)          If and to the extent the Committee so specifies upon grant, the Holder of an Award of Restricted Stock Units shall be entitled to receive from the Company, after the Date of Grant and until the shares subject to the rights are delivered to the Holder, payments in cash or kind equal in amount to, and at the same time as, the payments such Holder would have received from the Company in the form of dividends, distributions or other payments on or with respect to the underlying shares of Stock subject to the rights had such Holder held such shares themselves free and clear of any restrictions during such period, and the Holder shall not be required to return any such payments to the Company in the event of subsequent forfeiture of any such rights; provided that any such payments that would consist of shares of Stock or other equity securities of the Company shall not be paid to the Holder but rather an appropriate adjustment shall be made to the rights of the Holder to receive shares of Stock or equity securities under the Award, in accordance with Section 11 of the Plan.

(i)          Unless the Committee so specifies to the contrary upon grant, the Holder of an Award of Restricted Stock shall be entitled to vote or direct the voting of the shares subject to such Award during the period extending from the Date of Grant until the Vesting Date or Dates for such shares. The Grantee of an Award of Restricted Stock Units shall not have voting rights with respect to the shares subject to the Award unless and until such shares are ultimately delivered to the Grantee.

(j)          Unless otherwise provided to the contrary in the Award Agreement, each Award of Restricted Stock or Restricted Stock Unit granted hereunder shall accelerate and vest upon the death, Disability or Retirement of an Employee or Director, or upon a Change in Control of the Company.

(k)          In the event of a Termination for Cause, all Restricted Stock Awards or Restricted Stock Units granted under this Plan that are not vested shall expire and be forfeited.

Section 10. Change in Control

In the event of a Change in Control, the Committee and the Board of Directors may take one or more of the following actions to be effective as of the date of such Change in Control:

(a)          provide that all Options shall be assumed, or equivalent options shall be substituted (“Substitute Options”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended (“1933 Act”) or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute

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Options shall not constitute Registered Securities, then the Holders of Options will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options; or

(b)          in the event of a transaction under the terms of which all or a portion of the holders of Common Stock will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Holders of Options, in satisfaction for all rights under said Option, equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Options held by each Option Holder (to the extent then exercisable at prices not in excess of the Merger Price, and to the extent an Exercise Price is greater than the Merger Price, such Option shall be cancelled), and (2) the aggregate exercise price of all such surrendered Options.

Section 11. Certain Adjustment Provisions

(a)          If the Company shall at any time change the number of issued and outstanding shares of its Stock without new consideration to the Company (such as by a stock dividend, stock split or similar transaction), the total number of shares then available for issuance under the Plan and the number of shares subject to outstanding Awards (and other attributes of such Awards directly affected by the change) shall all be adjusted by the Committee so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Holder thereof shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

(b)          Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

Section 12. Transfers of Awards

(a)          Except as otherwise provided in this Section 12, Awards granted under the Plan shall not be transferable by the Grantee during the life of the Grantee, and upon the death of the Grantee, the rights of the Grantee under the Award, if not then extinguished, shall pass as provided under Section 12(c) below.

(b)          Notwithstanding the provisions of Section 12(a) of the Plan and subject to any overriding restrictions and conditions as may be established from time to time by the Committee, the Committee may determine that any Award or portion thereof granted under the Plan may be transferred by the Holder prior to the Vesting Date or Dates for the shares or rights subject

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thereto, and under such terms and conditions and to such person or persons (“Permitted Transferees”), as it deems appropriate and in the best interest of the Company. The Committee may specify the procedures applicable to any such permitted transfer, including placing restrictions and limitations on Transferred Awards not applicable to other Awards and requiring Permitted Transferees to enter into Award Agreements reflecting such restrictions and limitations.

(c)          In the event of the death of a Holder holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the Holder or by the Beneficiary or Beneficiaries to whom the deceased Holder’s rights under the Option shall pass (i) according to an effective beneficiary designation as provided in Section 16(a), (ii) by will or similar instrument, or (iii) pursuant to the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Holder was entitled to exercise such Option at the date of death. Unless otherwise determined by the Committee upon grant and as set forth in the award agreement, upon the death of the Holder, shares or rights subject thereto shall be deemed not to be forfeited upon the death of the Holder but to have vested thereupon, in which event such shares or rights of the Holder under the Award shall pass to the Beneficiary or Beneficiaries of the Holder as determined (i) according to an effective beneficiary designation as provided under Section 16(a), (ii) by will or similar instrument, or (iii) pursuant to the laws of descent and distribution.

Section 13. Taxes

The Company shall be entitled to withhold, and shall withhold, the minimum required amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon or as a result of exercise of an Option granted hereunder, upon the vesting of shares of Restricted Stock granted hereunder, upon delivery of shares of Stock subject to Restricted Stock Units awarded hereunder, or upon the occurrence of any other Taxable Event, after giving the Holder affected by such withholding written notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any such shares, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides, reducing the number of shares otherwise deliverable to or on behalf of the Holder on such Taxable Event by a number of shares of Stock having a fair value, based on the Fair Value of the Stock on the date of such Taxable Event, equal to the dollar amount of such withholding obligation.

Section 14. No Right to Employment

The right of any Employee or other individual receiving an Award hereunder, to continue to serve the Company or any Subsidiary in any capacity, if any, shall not be enhanced or otherwise affected by the designation of such Employee or other individual as a Grantee of an Award under the Plan.

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Section 15. Duration, Amendment and Termination

No Award shall be granted under the Plan on or after the date which is the tenth anniversary of the effective date of the Plan. The Plan may be amended from time to time by the Board in its discretion; provided, however, that any such amendment which, in order to become effective, must be approved by the shareholders of the Company under any applicable laws, rules or regulations, shall not become effective unless and until such shareholder approval is obtained. By mutual agreement between the Company and the Holder of an Award, one or more other Awards may be granted to such Holder in substitution and exchange for, and in cancellation of, the existing Award, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options subject thereto or the applicable Vesting Date or Dates for any such shares of Stock or rights to acquire Stock subject thereto. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to the Holder thereof, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

Section 16. Miscellaneous Provisions

(a)          Naming of Beneficiaries. If and to the extent permitted by the Company from time to time, the Holder of any Award may name one or more Beneficiaries to receive the Award and the Holder’s rights and benefits thereunder in the event of the death of the Holder.

(b)          Successors. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

(c)          Governing Law. The provisions of the Plan and any Award Agreements executed under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

(d)          409A Compliance. If any Award under the Plan would be considered “deferred compensation” as defined under Section 409A of the Code, the Board reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Grantee or Holder of such Award, to avoid the application of, or to maintain compliance with, Section 409A.  Any amendment by the Board or its designee to the Plan or an Award Agreement pursuant to this Section 16(d) shall maintain, to the extent practicable, the original intent of the applicable provision without violating Section 409A.  A Grantee’s acceptance of any Award under the Plan constitutes acknowledgment and consent to such rights of the Board or its designee, without further consideration or action.  Any discretionary authority retained by the Board or the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to

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constitute such “deferred compensation,” if such discretionary authority would contravene Section 409A.

(e)          Approval by Shareholders. If and to the extent required under applicable law or the rules, regulations or listing requirements of any authority or Exchange, effectiveness of the Plan is conditioned upon and subject to such approval hereof by the shareholders of the Company.

Section 17. Surrender of Awards for Cash

In the event of a Holder’s termination of employment or termination of service as a result of death or Disability, the Holder (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of certain Awards previously designated by the Company as eligible for surrender under this Section 17 (“Surrendered Awards”) that are then held by such Holder, in exchange for a cash payment from the Company in a dollar amount equal to the dollar value of such Surrendered Awards. Whether the Company accepts such application or determines to make such payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Holder whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in return for surrender and cancellation of the Surrendered Awards then surrendered and such Surrendered Awards shall cease to exist.

Dated: April 20, 2011

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